                               BISHOP STREET FUNDS

                        INVESTMENT SUB-ADVISORY AGREEMENT

      AGREEMENT executed this 1st day of July 2002, by and between Bishop Street Capital Management (the "Adviser") and BNP Paribas Asset Management, Inc. (the "Sub-Adviser").

      WHEREAS, the Adviser is the investment adviser for the Bishop Street Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") (the "Trust"); and

      WHEREAS, the Adviser desires to retain the Sub-Adviser as its agent to furnish investment advisory services for the Bishop Street Strategic Growth Fund, an investment portfolio of the Trust (the "Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

      1. Appointment. The Adviser hereby appoints the Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Each of the Adviser and the Sub-Adviser represent and warrant that it has full legal capacity, power, consents and authority to execute this Agreement, to perform its obligations hereunder and to enable all transactions contemplated hereby to be effected. The Adviser represents and warrants that the Trust has adopted such compliance policies and procedures to guard against money laundering activities as are required under the USA Patriot Act and any other applicable laws and regulations; alternatively, the Adviser undertakes to obtain that the Trust represents and warrants the same.

      2. Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following:

            (a) The Trust's Amended and Restated Agreement and Declaration of Trust, as filed with the Secretary of Commonwealth of Massachusetts on September 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

            (b)   The Trust's By-Laws and amendments thereto;

            (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;

            (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

            (e) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File No. 33-80514) and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relating to the Fund; and

            (f) The Trust's most recent prospectus and Statement of Additional Information for the Fund as presently in effect, and all amendments and supplements thereto.

      The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

      The Adviser acknowledges receipt of Part II of Form ADV from the Sub-Adviser.

      3. Management. Subject always to the supervision of the Trust's Board of Trustees and the Adviser, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties, the Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth in Section 8, below), and will monitor the Fund's investments, and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund as provided by the Adviser from time to time. The Adviser acknowledges that the Sub-Adviser cannot guarantee that the Fund's investment objective will be attained. The Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. The Sub-Adviser shall also make itself reasonably available to the Board of Trustees at such times as the Board of Trustees shall request.

      The Sub-Adviser represents and warrants that it is registered as an investment adviser with the SEC and is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities, and agrees that it:

            (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

            (b) will conform with all applicable rules and regulations of the SEC pertaining to its investment advisory activities;

            (c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Adviser will take reasonable care to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable net price at the time of dealing for the size of the transaction. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Adviser, the Sub-Adviser, SEI Investments Distribution Co. or any affiliated person of either the Trust, Adviser, SEI Investments Distribution Co. or the Sub-Adviser, except as may be permitted under the 1940 Act;

            (d) will report regularly to the Adviser and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Adviser and the Board of Trustees the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, respectively, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Adviser in writing;

            (e) will maintain books and records with respect to the Trust's securities transactions and will furnish the Adviser and the Trust's Board of Trustees such periodic and special reports as the Board of Trustees or the Adviser may request;

            (f) will act upon instructions from the Adviser not inconsistent with the fiduciary duties hereunder; and

            (g) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

      The Sub-Adviser shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of the Fund to the extent permitted by applicable law.

      If the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Trust as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. However, on occasions aggregation may result in obtaining a less favorable price. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients and applicable laws and regulations.

Performance by the Sub-Adviser of its duties hereunder may not be delegated to a third-party. In compliance with all applicable laws and regulations, however, the Sub-Adviser may utilize the services of its affiliated companies in carrying out any or all of its duties. With respect to the use of such affiliates (and their personnel) for the provision of investment advisory services, the Sub-Adviser represents that it will comply with Unibanco (pub. avail. July 28, 1992), its progeny and such other no-action letters or U.S. Securities and Exchange Commission rules, regulations and staff interpretive positions as may be subsequently issued. The Sub-Adviser shall be liable for the acts or omissions of such affiliates and their directors, partners, officers, employees, or any other persons that the Sub-Adviser hires, employs, or contracts with, to assist it in rendering services to the fund (for the avoidance of doubt, such persons shall not include any brokers, dealers, clearing houses or other market counterparties utilised by the Sub-Adviser) as if it performed such acts or omissions itself.

      4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund, on behalf of the Trust, are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.

      6. Compensation. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at an annual rate of 0.37% of the average daily net assets of each Fund. This fee will be computed daily and paid to the Sub-Adviser quarterly.

In connection with this section 6, the Sub-Adviser acknowledges and agrees that the Adviser may waive all or any portion of its management fee at such times and for such periods of time as it determines in its sole and absolute discretion. In the event of a partial waiver, the Sub-Adviser's fee shall be reduced pro rata.

      7. Services to Others. The Adviser understands, and has advised the Trust's Board of Trustees, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Adviser has no objection to the Sub-Adviser's acting in such capacities, provided that whenever the Fund and one or more other investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Sub-Adviser to be equitable to each company. In addition, the Adviser understands that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      8. Standard of Care. The Sub-Adviser shall discharge its duties under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Adviser may have against the Sub-Adviser under any federal securities laws based on negligence and which cannot be modified in advance by contract.

      9. Limitation of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any act or omission in carrying out its duties hereunder nor for any underperformance of the Fund, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder. Each of the Adviser and Sub-Adviser agrees to indemnify the other and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the indemnifying party's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder.

      10. Duration and Termination. This Agreement will become effective as of the date hereof provided that it has been approved by vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect for two years.

            Thereafter, if not terminated, this Agreement will continue in effect for the Fund for successive periods of twelve (12) months, each ending on the day preceding the anniversary of the Agreement's effective date of each year, provided that such continuation is specifically approved at least annually
(a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub-Adviser, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of the Fund. Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on not more than sixty
(60) days' and not less than thirty (30) days' written notice by the Adviser or by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

      This Agreement will terminate automatically if the investment advisory agreement between the Trust and the Adviser is terminated in which case the Adviser will immediately notify the Sub-Adviser in writing.

      11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      12. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same document.

      13. Custody. All securities and other assets of the Fund shall be maintained with a custodian designated by the Adviser notified by the Adviser to the Sub-Adviser. Sub-Adviser shall have no responsibility or liability with respect to any custodial function. The Adviser shall direct the Custodian to settle purchase and sale transactions entered into by the Sub-Adviser and to provide the Sub-Adviser with the appropriate authorizations or information it may request to enable it to effect transactions for the Fund.

      14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and will be governed by the laws of the Commonwealth of Massachusetts.

      15. Entire Agreement. This Agreement constitutes the entire understanding between the parties relating to the Trust and the Fund and supersedes all prior understandings, arrangements, representations, proposals or communications between the parties, whether written or oral.

      16. Notices and Communications: All notices or communications will be despatched or transmitted to the parties at the addresses shown below:

     The Adviser:

     Bishop Street Capital Management, Inc.
     999 Bishop Street, Suite 1003
     Honolulu, Hawaii  96813

     The Sub-Adviser:

     BNP Paribas Asset Management Inc.
     787 Seventh Avenue
     New York, New York 10019.

     or at such other address as one party may notify in writing to the other from time to time. All notices shall be effective, except where otherwise provided in this Agreement, upon actual receipt.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

      BISHOP STREET CAPITAL MANAGEMENT

      By:   /s/ Robin S. Midkiff
         --------------------------------

      Name:   Robin S. Midkiff
           ------------------------------

      Title:   President
            -----------------------------



      BNP PARIBAS ASSET MANAGEMENT, INC.

      By:    /s/ Guy de Froment
         --------------------------------

      Name:  Guy de Froment
           ------------------------------

      Title:   Chairman
            -----------------------------



      By:    /s/ Timothy Malloch
         --------------------------------

      Name:   Timothy Malloch
           ------------------------------

      Title:   CEO
            -----------------------------